EX 99-1


                               VECTREN CORPORATION
                            AT RISK COMPENSATION PLAN
                        RESTRICTED STOCK GRANT AGREEMENT
                                    (OFFICER)


Name of Grantee: _______________________         No. of Shares:     ________

Date of Grant:   January 1, 2005

         _______________________ ("Grantee") is hereby granted on January 1, 2005 (the "Grant Date") under Article VI of the Vectren Corporation At Risk Compensation Plan (the "Plan") an award of ______ restricted shares of common stock, without par value, of Vectren Corporation ("Restricted Stock") on the following terms and conditions:

1. Restriction on Transfer.

     (A) Restricted Period. Except as otherwise provided pursuant to or in accordance with the terms and provisions of this Agreement or the Plan, the shares of Restricted Stock shall not be sold, exchanged, assigned, transferred or permitted to be transferred, voluntarily, involuntarily, or by operation of law, delivered, encumbered, discounted, pledged, hypothecated, or otherwise disposed of during the "Restricted Period," which shall, with respect to any share of Restricted Stock ("Share"), commence on the Grant Date and, except as otherwise provided in this Agreement or the Plan, end on December 31, 2008.

     (B) Lifting of Restrictions.

          (i) Transfer/Forfeiture Provisions. The Restricted Stock granted hereunder shall be subject to restrictions as to transferability and shall also be subject to forfeiture provisions. Except as provided in this Agreement or the Plan, including Section 6.7 and
               Article X, the lifting of the transferability restrictions and the forfeitability provisions shall be dependent on (1) the shareholder value performance of the Shares during the Measuring Period (January 1, 2005 through December 31, 2007), and (2) the continued employment of the Grantee until December 31, 2008.

               The shareholder value performance conditions will operate in the following manner. For the Measuring Period, the shareholder value performance of Vectren Corporation (Company) shall be compared with the shareholder value performance of the group of comparable companies designated by the Compensation and Benefits Committee (Committee) of the Board. Shareholder value performance shall be determined separately for Company and for each company included as part of the group of comparable companies by dividing:

               (a) the difference between

                    (i) the sum of (A) the average for each company of the monthly averages of the highest and lowest trading price of the common stock of such company for the last twelve (12) months of the Measuring Period, and (B) any dividends, cash or stock, paid per share with respect to such company's common stock during the Measuring Period, and

                    (ii) the average of the monthly averages of the highest and lowest trading price of the common stock of such company for the twelve (12) months immediately preceding the Measuring Period,

               by

               (b) (ii) above; provided, however, that if during the period in which shareholder value performance is determined, Company or any of the comparable companies incurs a change in its outstanding shares because of a stock dividend, stock split, merger, consolidation, stock rights plan or exchange of shares or other similar corporate change, the Committee shall appropriately modify the above shareholder value performance determination to reflect such change in capitalization.

          (ii) Shareholder Value Performance Schedule. Pursuant to the Shareholder Value Performance Schedule applicable to this Grant and established by the Committee, depending on how Company performs in relationship to the group of comparable companies with respect to its shareholder value, the Grant will be subject to adjustment at the end of the Measuring Period. After the beginning of the Measuring Period, the Committee may modify the Shareholder Value Performance Schedule if, in their sole discretion, they determine a modification is appropriate in light of a change in or affecting one of the comparable companies in the peer group, or in light of unforeseen or unusual circumstances.

          (iii) Lifting of Restrictions. The restrictions applicable to the Shares held by the Grantee at the end of the Measuring Period (after the adjustment in the number of Shares by reason of the Shareholder Value Performance Schedule is completed) shall be lifted in whole as of December 31, 2008; provided, however, that except as provided in the Plan, which directs, under certain conditions, that the restrictions shall be lifted earlier: (a) the restrictions shall be lifted on December 31, 2008 only if the Grantee is still employed by a Participating Company on that date, and (b) if the Grantee ceases to be employed by a Participating Company before the restrictions lapse on any Shares held by him or her, the Shares still subject to restrictions shall be immediately forfeited.

          (iv) Continued Service As A Director. If the Grantee (a) whose employment is terminated with a Participating Company for any reason and (b) who is a director of Company immediately prior to the Grantee's termination of employment continues to serve Company as a director following the Grantee's termination of employment, the Committee shall have the complete and sole discretion to deem the Grantee's employment with the Participating Company as continuing for purposes of this Grant of Restricted Stock for all or a portion of the period in which the Grantee continuously serves as a member of the Board.

          (v) Disability or Retirement. As permitted by Section 6.7 of the Plan, in the case of the disability or retirement of the Grantee prior to the end of the Performance Period, the Committee reserves the right, in its sole discretion, to alter the amount of the original grant to the Grantee (up to the full amount of the original grant), subject to the adjustment of the original grant based upon the Performance Criteria.

     (C) Additional Legend. During the Restricted Period, shares shall be placed in a restricted book entry account on the books of the Transfer Agent or certificates evidencing the Restricted Stock shall bear the following additional legend:

               "These shares have been issued pursuant to the Vectren Corporation At Risk Compensation Plan ("Plan") and are subject to forfeiture to Vectren Corporation in accordance with the terms of the Plan and an Agreement between Vectren Corporation and the person in whose name the certificate is registered. These shares may not be sold, pledged, exchanged, transferred, hypothecated or otherwise disposed of except in accordance with the terms of the Plan and said Agreement."

2. Capitalization Changes. Prior to the lifting of restrictions, in the event of a change in the Company's outstanding shares by reason of a stock dividend, stock split, merger, consolidation, stock rights plan or exchange of shares or other similar corporate change, the Committee shall make appropriate adjustments in the amount of Restricted Stock granted hereunder.

3. Dividends. Prior to the lifting of restrictions, the Grantee shall be entitled to receive all dividends on the Restricted Stock, which shall not be refundable in the event the Grant is forfeited in whole or in part.

4. Investment Representation. By executing this Agreement, Grantee represents that the Grant is being held in good faith for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and that any shares Grantee or Grantee's legal representatives acquire pursuant to this award will be acquired by them in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

5. Other Legends. Certificates evidencing shares issued pursuant to this Grant may bear a legend setting forth among other things such restrictions on the disposition or transfer of the shares of Vectren as Vectren may deem consistent with the above representations or appropriate to comply with federal and state securities laws.

6. Continued Employment. Nothing in this Agreement shall restrict the right of Vectren to terminate Grantee's employment or status as a consultant at any time with or without cause.

7. The Plan. This Grant is subject to all the terms, provisions and conditions of the Plan, which is incorporated herein by reference, including the defined terms, and to such regulations as may from time to time be adopted by the Committee. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the terms, conditions and provisions of the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

8. Withholding. Vectren shall withhold all applicable taxes required by law from all amounts paid in satisfaction of the award. Grantee may satisfy the withholding obligation by paying the amount of any taxes in immediately available funds or, with the approval of the Committee, shares of Vectren common stock may be deducted from the payment. The amount of the withholding and, if applicable, the number of shares to be deducted shall be determined by the Committee or its designee as of when the withholding is required to be made, provided that the number of shares of Vectren common stock so withheld shall not exceed the minimum required amount of such withholding.

9. Other Plans. Grantee acknowledges that any income derived from the sale of the Shares will not affect the Grantee's participation in, or benefits under, any other benefit plan maintained by Vectren.

10. Notices. All notices by the Grantee or his or her assigns to Vectren shall be addressed to Vectren Corporation, P.O. Box 209, 20 N.W. Fourth Street, Evansville, Indiana 47702, Attention: Corporate Secretary, or such other address as Vectren may, from time to time, specify.


                                    VECTREN CORPORATION


                                    By:    __________________________________


                                    Accepted as of the date first above written


                                    __________________________________, Grantee